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                                                                    EXHIBIT 10.4
                                                                    ------------

                           POLYSTICK U.S. CORPORATION
                                  C/o GSV, Inc.
                                  191 Post Road
                           Westport, Connecticut 06880



                                  May 11, 2004


D. Emerald Investments Ltd.
85 Medinat Ha-Yehudim
Herzeliya, ISRAEL
Attention:  Roy Harel
            Manager

            Re: Voting Agreement
                ----------------

Gentlemen:

     Reference is made to the Purchase Agreement (the "Purchase Agreement") dated as of the date hereof, by and between GSV, Inc. (the "Company") and D. Emerald Investments Ltd. (the "Investor"). Any term used in this Voting Agreement without definition shall have the meaning ascribed to such term in the Purchase Agreement.

     Polystick U.S. Corporation ("Polystick" or "the undersigned") acknowledges that, pursuant to the Purchase Agreement, the Investor has a right, under certain terms and conditions contained in the Purchase Agreement, to request the Company to cause its Board of Directors to appoint a person designated by the Investor to the Company's Board of Directors and, in addition, for so long as the Investor holds at least eighty-five percent (85%) of the Common Stock issued upon the exercise of the Warrant and conversion of the Convertible Note, to nominate such person (or a different person designated by the Investor) to be re-elected to the Company's Board of Directors in connection with any meeting of the stockholders of the Company at which directors are to be elected. The undersigned, the guarantor of the Company's obligations to the Investor under the Convertible Note, has agreed to enter into this Voting Agreement and accordingly, for good and valuable consideration, the receipt and sufficiency is hereby acknowledged, hereby agrees as follows:

     Upon such time as the Investor exercises the Warrant in full and converts the Convertible Note in full, and the Company fails to fully and timely fulfill any of its obligations to the Investor under Section 4(a) of the Purchase
Agreement,   then,  at  the  Investor's  request  upon  written  notice  to  the undersigned, the undersigned will vote its shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), in favor of a nominee designated by the Investor in any election of directors occurring during such time and for so long as the Investor holds at least 85% of the Common Stock issued upon such exercise and conversion. Provided that Polystick continues to have the right to designate and elect directors to the Company's board of directors, any such nominee shall count as one of such directors. In addition, the undersigned shall use all its power and authority as provided by the
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Company's  amended and restated  by-laws and the  Certificate  of  Designations,
Preferences and Rights of the Series B Preferred Stock to convene, at the Investor's request, meetings of stockholders as may be necessary, at the Investor's sole discretion, in order to elect a nominee designated by the Investor to the Company's Board of Directors.

     The Investor's rights under this Agreement may not be assigned without the prior written consent of Polystick.

     Please sign below to indicate acceptance of the terms contained in this Voting Agreement.

                                        Very truly yours,

                                        Polystick U.S. Corporation.


                                        By:
                                           --------------
                                           Sagi Matza
                                           President

ACCEPTED AND AGREED TO:

D. Emerald Investments Ltd.


By:
   -------------
   Roy Harel
   Manager